EXHIBIT 4.6
FACE OF FIXED RATE [SENIOR/SUBORDINATED] NOTE
REGISTERED
No. FXR______ – __
CUSIP:
ISIN:
COMMON CODE:
GOLDEN WEST FINANCIAL CORPORATION
(Fixed Rate [Senior/Subordinated] Note)
___% due 20__
[THIS NOTE IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN AND NO TRANSFER OF THIS GLOBAL SECURITY (OTHER THAN A TRANSFER OF THIS GLOBAL SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THE FOLLOWING SUMMARY OF SOME OF THE TERMS OF THIS NOTE IS SUBJECT
TO THE INFORMATION SET FORTH BELOW AND ON THE REVERSE HEREOF.

PRINCIPAL AMOUNT:
$ U.S. Dollars

[Other]

ORIGINAL ISSUE DATE:

FIRST INTEREST PAYMENT DATE:

INTEREST PAYMENT DATES:

REGULAR RECORD DATES:

STATED MATURITY DATE:

THIS NOTE IS A:
☐ Global Security
☐ Certificated Security

OTHER TERMS:

ISSUE PRICE (expressed as a percentage of principal amount): ___%

INTEREST RATE:

ORIGINAL ISSUE DISCOUNT NOTE:
Yes ☐ No ☐

TOTAL AMOUNT OF OID:___

INITIAL ACCRUAL PERIOD OID:

YIELD TO MATURITY:

PAYMENTS ARE TO BE MADE IN:
☐ U.S. Dollars
☐ Other (specify):
Special Provisions related to Currency:

The defeasance provisions of Section 1402 of the Indenture:
☐ Apply
☐ Do Not Apply

[The covenant defeasance provisions of
Section 1403 of the Indenture:
☐ Apply
☐ Do Not Apply
[Include only if a Senior Note]]

AUTHORIZED DENOMINATIONS: [$1,000] or any integral multiple thereof

THIS NOTE IS SUBJECT TO:

REDEMPTION AT OPTION OF THE COMPANY: Yes ☐ No ☐
Initial Redemption Date:
Redemption Price(s): See below

REPAYMENT AT OPTION OF THE HOLDER: Yes ☐ No ☐
Repayment Date(s):
Repayment Price:

EXTENSION AT THE OPTION OF THE
COMPANY: Yes ☐ No ☐

Special Provisions related to Optional Extension:

RENEWAL AT THE OPTION OF THE HOLDER: Yes ☐ No ☐

Special Provisions related to Optional Renewal:

SINKING FUND: Yes ☐ No ☐

Special Provisions related to Sinking Fund:

[The “Redemption Price” initially will be ___%, of the principal amount to be redeemed and will decline at each anniversary of the Initial Redemption Date by ___% of the principal amount to be redeemed until the Redemption Price is 100% of the principal amount.]
If applicable, the “Total Amount of OID”, “Yield to Maturity” and “Initial Accrual Period OID” (computed under the approximate method) will be completed solely for convenience in applying the federal income tax original issue discount rules.

GOLDEN WEST FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person or assign under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to [Cede & Co., as nominee for The Depository Trust Company] or registered assigns, the principal amount shown above on the Stated Maturity Date, and to pay interest on such principal amount from and including the Original Issue Date shown above on the Interest Payment Dates set forth above, commencing on the First Interest Payment Date set forth above, and at Maturity, at a rate per annum equal to the Interest Rate set forth above until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date (whether or not such Regular Record Date is a Business Day) immediately preceding such Interest Payment Date; provided, however, that interest payable at Maturity will be payable to the Person to whom principal shall be payable. If any Interest Payment Date or the date of Maturity falls on a day that is not a Business Day, the payment of interest and, if applicable, principal or premium on this Note payable on such Interest Payment Date or date of Maturity, as the case may be, will be made on the next day that is a Business Day, and no interest on such payment will accrue for the period from and after such Interest Payment Date or date of Maturity, as the case may be, to the date of payment.
Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) will cease to be payable to the Person who was the Holder of this Note on the relevant Regular Record Date by virtue of having been such Holder and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes are listed, all as more fully provided in the Indenture.
Any action by the Holder of this Note shall bind all future Holders of this Note, and of any Note issued in exchange or substitution herefor or in place hereof, in respect of anything done or permitted by the Trustee or the Company in reliance thereon. Any action by the Holder of this Note shall also bind all current and future holders of any beneficial interests in this Note, and all holders of beneficial interests in any Note issued in exchange or substitution for this Note.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, described herein and in the Indenture.
REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:	GOLDEN WEST FINANCIAL
CORPORATION

[Seal]	By:

Name:
Title:
ATTEST:

Name:
Title:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
          This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By
Authorized Signatory

REVERSE OF NOTE
GOLDEN WEST FINANCIAL CORPORATION
(Fixed Rate [Senior/Subordinated] Note)
__% due 20__
This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued in one or more series under the [Senior][Subordinated] Debt Indenture dated as of December 1, 2005 (as amended or supplemented from time to time, herein called the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holder of this Note. All terms used in this Note which are defined in the Indenture and not defined herein shall have the meanings assigned to them in the Indenture.
This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $                     (herein called the “Notes”), but subject to the Company’s right to “reopen” the series and issue additional Notes of this series from time to time on the terms and subject to the conditions specified in the Indenture.
[[Insert if this Note is a Subordinated Note — Subject to Section 1402 of the Indenture, the payment of the indebtedness evidenced by this Note is, to the extent and in the manner set forth in the Indenture, expressly subordinated to all Senior Indebtedness of the Company. This Note is issued subject to such provisions of the Indenture, and each Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate such subordination as provided in the Indenture and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.]
If this Note is a global Security, payments of interest on this Note shall be made by wire transfer of immediately available funds to the Depositary Trust Company (“DTC”) or its nominee, as the case may be. If this Note is a certificated Note, interest will be paid, other than interest payable at Maturity, at the option of the Company, by check mailed to the Holder of this Note as such Person’s address appears in the Security Register or by wire transfer of immediately available funds to an account designated by such Person pursuant to an arrangement that is satisfactory to the Trustee and the Company. Payment of the principal of (and premium, if any) and interest on this Note due at Maturity will be made at the Corporate Trust Office of the Trustee, in immediately available funds.

1.	Interest. Interest payments on this Note will be the amount of interest accrued from and including the Original Issue Date or the most recent Interest Payment Date to which interest on this Note has been paid or provided for at the Interest Rate set forth on the face hereof, to, but excluding, the applicable Interest Payment Date or the date of Maturity, as the case may be. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

2.	Currency. Unless otherwise indicated on the face hereof, this Note is issued in, and payment of the principal, premium, if any, and interest on this Note will be made in, such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. If this Note is denominated, or if payments are to be made, in any other currency (as indicated on the face hereof), then all provisions of this Note bearing reference to amounts in U.S. dollars will be deemed to refer to the equivalent in such other currency, as applicable, and subject to any special provisions relating to currency set forth on the face hereof or in the Indenture.

3.	Sinking Fund. Unless otherwise indicated on the face hereof, this Note is not subject to a sinking fund.

4.	Optional Redemption. Unless otherwise indicated on the face hereof, this Note is not redeemable prior to its Stated Maturity Date at the option of the Company and this Section 4 is not applicable to this Note. If one or more Redemption Dates (or ranges of Redemption Dates) is so specified, this Note is subject to redemption on any such date (or during any such range) at the option of the Company, upon notice by first-class mail, mailed not less than 30 days nor more than 60 days prior to the Redemption Date specified in such notice, at the applicable Redemption Price specified on the face hereof, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holder of this Note, or one or more Predecessor Securities, of record at the close of business on the relevant Regular or Special Record Dates, all as provided in the Indenture.

If less than all of the outstanding Notes with Equivalent Principal Terms are to be redeemed, the Trustee will select the Notes to be redeemed by lot or in any manner as the Trustee shall deem fair and appropriate.

5.	Repayment at the Option of the Holder. Unless otherwise indicated on the face hereof, the Holder of this Note may not require the repayment of this Note prior to the Stated Maturity Date and this Section 5 is not applicable to this Note. If one or more Repayment Dates (or ranges of Repayment Dates) is so specified, this Note is subject to repayment on any such date (or during any such range) at the option of the Holder at the applicable Repayment Price specified on the face hereof, together in the case of any such repayment with accrued interest to the Repayment Date, but interest installments whose Stated Maturity is on or prior to the Repayment Date will be payable to the Holder of this Note, or one or more Predecessor Securities, of record at the close of business on the relevant Regular or Special Record Dates, all as provided in the Indenture.

For this Note to be repaid at the option of the Holder, the Company must receive, at least 15 days but not more than 30 days prior to the Repayment Date on which this Note is to be repaid, this Note with the form on this Note entitled “Option to Elect Repayment” duly completed at its office or agency indicated on such form.
Exercise of the repayment option by the Holder shall be irrevocable except as may be otherwise provided herein or in the Indenture. The repayment option with respect to this Note may be exercised by the Holder for less than the entire principal amount hereof, provided that the principal amount, if any, of this Note that remains outstanding after such repayment is equal to an authorized denomination of this Note.
6.	Optional Extension of Maturity. Unless otherwise indicated on the face hereof, the Company may not elect to extend the maturity of this Note beyond the Stated Maturity Date.

7.	Optional Renewal. Unless otherwise indicated on the face hereof, the Holder of this Note may not elect to renew the term of this Note beyond the Stated Maturity Date.

8.	Redemption, Repayment of Discount Note. A “Discount Note” is any Note for which the total amount of OID specified on the face hereof is greater than zero. If this Note is a Discount Note, the amount payable in the event of acceleration of maturity, in lieu of the principal amount, shall be the Amortized Face Amount of this Note as of such date of acceleration. The “Amortized Face Amount” of this Note shall be the amount equal to (a) the Issue Price specified on the face hereof multiplied by the principal amount, plus (b) that portion of the difference between such amount and the principal amount that has accrued at the Yield to Maturity specified on the face hereof (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount exceed the principal amount hereof.

9.	Owners of Beneficial Interests in a Global Security. If this Note is a global Security, no owner of any beneficial interest in this Note held on its behalf by a depositary (or its nominee) shall have any rights under the Indenture with respect to this Note, and such depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of this Note for all purposes whatsoever. None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of any global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Paying Agent or the Security Registrar from giving effect to any written certification, proxy or other authorization furnished by the applicable depositary or its nominee, as a Holder, with respect to a global Security.

10.	Events of Default. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of and all accrued and unpaid interest on the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

11.	Defeasance. The Indenture contains provisions for defeasance [include if Note is a Senior Note – and covenant defeasance] at any time of the entire indebtedness of the Company on the Securities of any series upon compliance by the Company with certain conditions set forth therein, which provisions apply to the Securities of the series of which this Note is a part unless otherwise indicated on the face hereof.

12.	Amendment and Modification. The Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected or, in some instances, the consent of the Holder of each Outstanding Security affected thereby.

The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

13.	Rights of Holders. As provided in and subject to the provisions of the Indenture, no Holder of this Note shall have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing [Insert if this Note is a Senior Note — Event of] Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such [Insert if this Note is a Senior Note — Event of] Default in its own name as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by any Holder of Notes for the enforcement of any payment of principal thereof or interest thereon on or after the respective due dates expressed therein.

14.	Note Register, Denominations. The Notes are issuable only in registered form without coupons in the authorized denominations set forth on the face hereof. As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the Notes are exchangeable for a like aggregate principal amount of other registered Notes of the same series of any authorized denominations, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations as set forth on the face hereof and for the same aggregate principal amount will be issued to the designated transferee or transferees.
The Company is not required to register the transfer of this Note during a period beginning at the opening of business 15 calendar days before the day of mailing of a notice of redemption and ending at the close of business on the day of mailing.
No service charge shall be made for any registration of transfer or exchange of this Note, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases as provided in the Indenture.
Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or of the Trustee may treat the Person in whose name this Note is registered in the Company’s security register as the owner of such Note for the purpose of receiving payments of principal, premium and interest on this Note and for all other purposes whatsoever and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
15.	Global Security. If this is a global Security, this Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee, except as set forth below.

If this is a global Security, this Note may be exchanged for a definitive Note or Notes in registered form if:
(a) DTC notifies the Company that it is unwilling or unable to continue as depositary for the series of which this Note is a part or at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, if so required by law, and the Company has not appointed a successor depositary within 90 days of such notification or of the Company becoming aware of DTC’s ceasing to be so registered, as the case may be;
(b) the Company determines, in its sole discretion, that the global Notes of the series of which this Note is a part will be exchangeable for securities in certificated registered form; or
(c) an Event of Default occurs and is continuing with respect to the series of which this Note is a part.
In such circumstances, upon surrender by DTC or a successor depositary of this Note, this Note will be exchangeable for definitive certificated Notes issuable in authorized denominations and registered in such name or names as the depositary for such global Security shall instruct the Trustee in writing.

16.	Waiver and Release. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of this Note, or for any claim based thereon or hereon, or otherwise in respect thereof or hereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, as part of the consideration for the issue hereof, expressly waived and released.

17.	Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California, except that the rights, duties, privileges and immunities of the Trustee shall be governed by the laws of the State of New York.

ABBREVIATIONS
          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common
TEN ENT	- as tenants by the entireties
JT TEN	- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)
Under Uniform Gifts to Minors Act

(State)
Additional abbreviations may also be used though not in the above list.
________________________________
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                         attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

OPTION TO ELECT REPAYMENT
TO BE COMPLETED ONLY IF THIS NOTE IS REPAYABLE
AT THE OPTION OF THE HOLDER AND THE HOLDER
ELECTS TO EXERCISE SUCH RIGHT
The undersigned hereby irrevocably requests and instructs the Company to repay this Note (or the portion thereof specified below), pursuant to its terms, on the Repayment Date specified below at a repayment price equal to                     , together with accrued and unpaid interest payable to such Repayment Date, to the undersigned, at:

(please print or typewrite name and address of the undersigned).
For this option to elect repayment to be effective, the Company must receive, at its office or agency located at                     , or at such other place or places of which the Company shall from time to time notify the Holder of this Note, at least 15 but not more than 30 days prior to the specified Repayment Date, this Note, with this “Option to Elect Repayment” form duly completed. [If this “Option to Elect Repayment” is being submitted in connection with the receipt by the Holder of this Note of an Extension Notice, then this form must be received at the address indicated above not more than ___nor less than ___days before the Stated Maturity Date.]
If less than the entire principal amount of this Note is to be repaid, the portion thereof (which shall be $1,000 or a multiple thereof) that the Holder elects to have repaid as well as the principal amount of the Note or Notes to be issued for the portion of this Note not being repaid must be specified below (in the absence of any specification, one such Note will be issued for the portion not being repaid). [If this “Option to Elect Repayment” is being submitted in connection with the receipt by the Holder of this Note of an Extension Notice, then the Holder may only elect to receive repayment of the whole principal amount covered by such Extension Notice.]
Repayment Date:
Principal amount to be repaid, if less than
the principal amount of this Note: $
Amount to be reissued: $
Notice: The signature to this Option to Elect Repayment must correspond with the name as written on the face of this Note in every particular without alteration or enlargement or any change whatsoever.

Signature